Exhibit 99.01

December 23, 2011

BLACKWATER MARYLAND, L.L.C. ANNOUNCES ACQUISITION OF SALISBURY MARYLAND TERMINAL FACILITY

NEW ORLEANS –(BUSINESS WIRE)--Blackwater Maryland, L.L.C., a wholly owned subsidiary of Blackwater Midstream Corp. (OTCBB:BWMS) announces that it has finalized the acquisition of a storage terminal facility in Salisbury, Maryland for $1.6 million.  The closing date of the acquisition was December 22, 2011 and was 100% financed by Blackwater Midstream’s existing senior lender.

The Salisbury site consists of 177,000 barrels of storage capacity on twenty-six acres of property located on the Wicomico River.  The site is accessible by inland barges and tanktrucks.  There is space available within the existing facility to build an additional 100,000 barrels of capacity at the site.  Mike Suder, Blackwater Midstream Corp.’s Chief Executive Officer stated, “We are pleased to announce that we have completed our acquisition of a terminal facility in Salisbury, Maryland.  Adding this site is a continuation of our strategic plan to acquire underutilized terminal assets and expanding the capabilities to meet our customer’s product distribution requirements.  This is the same model that we have very successfully implemented at our two previous acquisitions in Westwego, Louisiana and Brunswick, Georgia.  In fact, we are currently in the planning process for additional tank capacity at both of those locations.”  Frank Marrocco, Chief Commercial Officer of Blackwater Midstream Corp. stated, “Our newly acquired Salisbury terminal is a key component in the supply chain that services the Delmarva region’s petroleum product demand.  Our primary focus is to ensure that our customer’s requirements are met by providing our outstanding customer service that ultimately supports their business plan.  In addition to the petroleum handling capabilities at the site, we are in discussions with other potential customers that have indicated an interest in storing non-petroleum products.”

Blackwater Midstream Corp. is an independent operator of bulk liquid storage terminals including facilities in the Port of New Orleans in Westwego, Louisiana and in the Port of Brunswick, Georgia.   The Westwego facility consists of 857,000 barrels of storage capacity, while the Brunswick facility has a total of 161,000 barrels, with both sites capable of storing a wide variety of liquid products.   Both sites offer modal access for product distribution via marine, rail, and truck.  Blackwater Midstream is a member of the International Liquid Terminal Association.

The information in this press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to prospective acquisitions or anticipated future results. Forward-looking statements relate to expectations or forecasts of future events. Blackwater Midstream does not assume the obligation to update any forward-looking statement. Many factors could cause actual results to differ materially from Blackwater Midstream’s forward-looking statements, including market forces, economic factors, the availability of capital and credit, current and future competition and other uncertainties. For further details about these and other factors that may impact the forward-looking statements, see Blackwater Midstream’s Securities and Exchange Commission filings, including the "Risk Factors" in the Annual Report on Form 10-K.  This discussion and analysis should be read in conjunction with our unaudited consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q as of September 30, 2011 and our audited financial statements and notes included in our Annual Report on Form 10-K as of and for the year ended March 31, 2011.  For more information, please reference our website at www.BlackwaterMidstream.com

Contact:
Michael Suder at 504-340-3000 or 201-290-8369
CEO, Blackwater Midstream Corp.

660 LaBauve Drive, Westwego, LA 70094  Tel (504) 340-3000  Fax (504) 340-9406
www.blackwatermidstream.com